Exhibit 32.1

CERTIFICATION
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jun Heng Park, the Co-Chief Executive Officer of Leo Motors, Inc. (the “Registrant”), Shi Chul Kang, the Co-Chief Executive Officer of the Registrant and JeongYoul Choi, the Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.
The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2015, to which this Certification is attached as Exhibit 32.1 (the “Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Report and results of operations of the Registrant for the periods covered by the Report.

Date: August 14, 2015

By:	/s/ Jun Heng Park
Jun Heng Park
Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer
(Principal Executive Officer)

By:	/s/ JeongYoul Choi
JeongYoul Choi
Chief Financial Officer
(Principal Financial and Accounting Officer)